Exhibit 99.2

Operating Results Scorecard As of March 31, 2009

	Q1-07	Q2-07	Q3-07	Q4-07	2007	Q1-08	Q2-08	Q3-08	Q4-08	2008	Q1-09
Revenue (millions)
US	$34.4	$35.0	$39.8	$40.2	$149.4	$40.1	$41.7	$47.3	$52.2	$181.3	$49.4
Canada	23.2	23.8	23.4	25.5	95.9	24.6	23.9	21.7	20.7	90.9	19.2
Offshore	—	—	—	—	—	—	—	0.1	0.6	0.7	2.2
Company Total	$57.6	$58.8	$63.2	$65.7	$245.3	$64.7	$65.6	$69.1	$73.5	$272.9	$70.7

Gross Profit %
US	21.0%	20.8%	24.4%	24.3%	22.7%	20.7%	15.6%	15.9%	16.5%	17.0%	17.8%
Canada	7.2%	5.3%	2.7%	8.8%	6.1%	5.3%	8.1%	6.1%	1.8%	5.4%	9.1%
Offshore	n/a	n/a	n/a	n/a	n/a	n/a	n/a	-977.4%	-148.8%	-215.3%	8.3%
Company Total	15.5%	14.5%	16.3%	17.4%	16.0%	14.8%	12.8%	12.0%	11.0%	12.6%	15.2%

FTE* - Quarterly Average
US	2,846	2,970	3,214	3,321	3,088	3,272	3,428	3,775	4,282	3,692	4,293
Canada	2,313	2,180	2,158	2,125	2,194	2,077	1,982	1,842	1,734	1,908	1,613
Offshore	—	—	—	—	—	—	—	5	76	20	216
Company Total	5,159	5,150	5,372	5,446	5,282	5,349	5,410	5,622	6,092	5,620	6,122

Number of Agent Seats- End of Period**
US	4,364	4,459	4,455	4,457	4,457	5,449	5,449	5,778	5,687	5,687	5,276
Canada	3,343	3,306	3,306	3,026	3,026	3,026	3,026	2,968	2,968	2,968	2,359
Offshore	—	—	—	—	—	—	—	1,100	1,100	1,100	1,100
Company Total	7,707	7,765	7,761	7,483	7,483	8,475	8,475	9,846	9,755	9,755	8,735

Number of Sites- End of Period**
US	12	12	12	12	12	14	14	14	13	13	13
Canada	7	7	7	6	6	6	6	6	6	6	5
Offshore	—	—	—	—	—	—	—	1	1	1	1
Company Total	19	19	19	18	18	20	20	21	20	20	19

Utilization %
US	65%	67%	72%	75%	70%	60%	63%	65%	75%	66%	81%
Canada	69%	66%	65%	70%	68%	69%	65%	62%	58%	64%	68%
Offshore	n/a	n/a	n/a	n/a	n/a	n/a	n/a	0%	7%	4%	20%
Company Total	67%	66%	69%	73%	69%	63%	64%	57%	62%	62%	70%

*FTE (Full-Time Equivalent) is calculated by dividing agent hours paid during the period by available work hours.

(i.e.- if there are 65 work days in a quarter, 520 paid hours would equal 1 FTE)

** The Company closed its facility in Petersburg, Virginia on 12/27/08.  This location is included in total seats as of December 31, 2008 because it was operating for the majority of the period.  It is excluded from the number of sites as of December 31, 2008.